Exhibit 99.3

To: All SLAB Sales/ FAE’s

From: Brandon Tolany

Subject: Sales Notes for Silicon Labs Announcement of Agreement to Acquire Z-Wave

Earlier today, Silicon Labs announced we have entered into a definitive agreement to acquire Sigma Designs and its Z-Wave business and technology.

The connected home represents one of the largest market opportunities in the IoT. Connected devices are proliferating in the form of thermostats, lighting, connected home assistants and security solutions. Today, there is no single dominant wireless technology for the connected home and protocols range from Wi-Fi to Bluetooth, Zigbee, Thread and proprietary. Adding Z-Wave to Silicon Labs’ wireless technologies gives us a customer-centric portfolio to better serve this market. Silicon Labs intends to work in collaboration with the Z-Wave Alliance to drive the road map and adoption of Z-Wave technology.

Z-Wave is popular in the connected home and can be found in products from security providers such as ADT, major OEMs such as Honeywell, ecosystem platforms such as KT Corporation (formerly Korea Telecom), and a broad-base of consumer device manufacturers, such as Jasco.

As you meet with customers and distribution partners during the deal’s transition period, please continue to represent our existing portfolio of technologies.

Training will be offered over the coming weeks as we integrate Z-Wave into Silicon Labs. In the meantime, learn more by visiting zwave.sigmadesign.com, z-wave.com and z-wavealliance.org.

Best regards,

Brandon

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Silicon Labs (“Silicon Labs”) and its proposed acquisition (the “Acquisition”) of Sigma Designs (“Sigma Designs”) or the Z-Wave business and related matters. These statements include, but are not limited to, statements that address Silicon Labs’ expected future business and financial performance and statements about (i) the timing, completion and expected benefits of the Acquisition, (ii) plans, objectives and intentions with respect to future operations and products, (iii) competitive position and opportunities, (iv) the impact of the Acquisition on the market for Silicon Labs products, (v) the impact of the Acquisition on non-GAAP EPS, (vi) other information relating to the Acquisition and (vii) other statements identified by words such as “will”, “expect”, “intends”,

“believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Silicon Labs and Sigma Designs, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the companies’ and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with the Acquisition such as: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the stockholders of Sigma Designs for the transactions or regulatory approvals are not obtained; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Sigma Designs and Silicon Labs; (5) the ability of Sigma Designs and Silicon Labs to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) the ability to divest or wind down Sigma Designs’ Smart TV business; (10) the ability to divest Sigma Designs’ Media Connectivity business; (11) Sigma Designs’ ability to amend or terminate certain contracts; (12) Sigma Designs’ ability to maintain sufficient cash to satisfy the minimum cash condition; (13) Silicon Labs’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating Sigma Designs into Silicon Labs’ existing businesses and the indebtedness planned to be incurred in connection with the transaction; and (14) legislative, regulatory and economic developments.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction Silicon Labs’ and Sigma Designs’ filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, and which discuss additional important risk factors that may affect their respective businesses, results of operations and financial conditions. Silicon Labs and Sigma Designs undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

Sigma Designs intends to file the applicable proxy statement(s) in connection with the Acquisition.  Investors and security holders of Sigma Designs are urged to read such proxy statement(s) (including any amendments or supplements thereto) and any other relevant documents in connection with the Acquisition that Sigma will file with the SEC upon such documents becoming available because they will contain important information about Sigma Designs and the Acquisition. Such materials filed by Sigma Designs with the SEC may be obtained free of charge at the SEC’s website (http://www.sec.gov)  or at the Investor Relations page on Sigma Designs’ website at www.sigmadesigns.com or by writing to Sigma Designs’ Secretary at 47467 Fremont Blvd. Fremont, CA 94538 USA.

Sigma Designs and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Sigma Designs’ stockholders with respect to the Acquisition. Additional information about Sigma Designs’ directors and executive officers is set forth in Sigma Designs’ proxy statement on Schedule 14A filed with the SEC on July 17, 2017 and Annual Report on Forms 10-K and 10-K/A for the fiscal year ended January 28, 2017. Information regarding their direct or indirect interests in the Acquisition will be set forth in the proxy statement and other materials to be filed with SEC.

# # #